Exhibit 99.3

FORM OF RESCISSION OFFER WITHDRAWAL FORM

Note: This Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER UNLESS YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER BY COMPLETING AND RETURNING A RESCISSION OFFER ACCEPTANCE FORM.

IF YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, BUT NO LONGER WISH TO PARTICIPATE IN THE RESCISSION OFFER, YOU MAY REVOKE YOUR ACCEPTANCE BY COMPLETING, SIGNING AND RETURNING THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 4:00 P.M., U.S. EASTERN TIME, ON JANUARY 21, 2014 (THE “EXPIRATION DATE”), WHICH IS 32 DAYS FROM THE DATE OF THE PROSPECTUS DATED DECEMBER 20, 2013 (THE “PROSPECTUS”) OF CAMERON INTERNATIONAL CORPORATION.

WE URGE YOU TO REVIEW THE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus of Cameron International Corporation (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of Cameron International Corporation common stock, par value $0.01 per share (“Shares”), purchased by the undersigned from November 1, 2012 through October 31, 2013 (the “Purchase Period”). The Shares were purchased through undersigned’s participation in the Cameron International Corporation Retirement Savings Plan (the “Plan”).

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Shares purchased through undersigned’s participation in the Plan during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number	Social Security Number

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:

A.                                    Signing and dating the Rescission Offer Withdrawal Form and complete the name, address, date, telephone number and identification number information above; and

B.                                    Mailing or faxing the Rescission Offer Withdrawal Form so that it is received by the Trustee or Plan record keeper before 4:00 p.m., U.S. Eastern Time, on January 21, 2014. You may mail your Rescission Offer Withdrawal Form to: T. Rowe Price Retirement Plan Services, Special Attn: Forms Enclosed, P.O. Box 17215, Baltimore, Maryland 21297-1215 (for overnight or express mail, T. Rowe Price Retirement Plan Services, Mail Code: 17215, 4515 Painters Mill Road, Owings Mills, Maryland 21117-4903)

You may fax your Rescission Offer Withdrawal Form to (410) 581-5176.

THE RESCISSION OFFER WITHDRAWAL FORM MUST BE LEGIBLE AND RECEIVED BY MAIL OR FAX AT THE ABOVE ADDRESS OR FAX NUMBER ON OR BEFORE 4:00 P.M., U.S. EASTERN TIME, ON THE EXPIRATION DATE OF JANUARY 21, 2014. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM SUBMITTED.

If you choose to revoke your previous acceptance of the Rescission Offer, the Company recommends that you mail or fax the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. Cameron will, in its sole discretion, determine whether your Rescission Offer Withdrawal Form has been properly completed and whether you are eligible to reject the Rescission Offer.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determinations shall be final and binding.

Questions: All questions regarding the Rescission Offer can be directed to T. Rowe Price at 1 (800) 922-9945 (TDD: 1 (800) 521-0325), Monday through Friday, except holidays, between the hours of 7:00 a.m. and 10:00 p.m., U.S. Eastern Time.